UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 2, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 2, 2015, Joseph B. Swiader resigned as a director of BioRestorative Therapies, Inc. (the “Company”) due to other business commitments.

(d)  On April 6, 2015, Charles S. Ryan, J.D., Ph.D. was elected a director of the Company.  Dr. Ryan was appointed as a member of the Audit Committee and the Nominating Committee of the Board.  Concurrently with his election, Dr. Ryan was granted an option to purchase 300,000 shares of common stock of the Company at an exercise price of $0.40 per share pursuant to the Company’s 2010 Equity Participation Plan (the “Plan”).  The option vests to the extent of 100,000 shares on the first anniversary of the date of grant, 100,000 shares on the second anniversary of the date of grant and 100,000 shares on the third anniversary of the date of grant and is exercisable for a period of ten years, subject to the provisions of the Plan.

Item 8.01	Other Events.

On April 8, 2015, the Company issued a press release (the “Press Release”) announcing Dr. Ryan’s election.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release, dated April 8, 2015, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: April 8, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer